Consent of Independent Accountants


We consent to the inclusion in this prospectus for the Flexible Premium Adjustable Variable Life Insurance Policy, of our report dated February 19, 1997 on our audit of the financial statements of American United Life Insurance Company. We also consent to reference to our Firm under the caption "Independent Auditors."




                                               /s/ Coopers & Lybrand L.L.P.

                                                   COOPERS & LYBRAND L.L.P.

Indianapolis, Indiana
November 3, 1997